SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 5, 2011

THOMAS PROPERTIES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50854	20-0852352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

515 South Flower Street, Sixth Floor Los Angeles, California	90071
(Address of principal executive offices)	(zip code)

(Registrant's telephone number, including area code)
213-613-1900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On or after April 5, 2011 and from time to time, management of Thomas Properties Group, Inc. (the “Company”) intends to conduct meetings with third parties, including investors and analysts, in which the corporate slide presentation dated April 2011 and furnished as Exhibit 99.1 to this Current Report on Form 8-K is presented. The information contained in the slides is summary information that is intended to be considered in the context of the Company's filings with the Securities and Exchange Commission and other public announcements that it may make from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this presentation, although it may do so from time to time as management believes is warranted.

A copy of the slide presentation is being furnished pursuant to Regulation FD as Exhibit 99.1 of this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference. The information in the slide presentation shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.
(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits

Exhibit No.	Description

99.1 -	Presentation of Thomas Properties Group, Inc. dated April 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS PROPERTIES GROUP, INC.

/s/ Diana M. Laing
Diana M. Laing
Chief Financial Officer

April 5, 2011

Exhibit Index

Exhibit No.	Description
99.1	Presentation of Thomas Properties Group, Inc. dated April 2011